EXHIBIT A

                      ELLISBURG-LEIDY NORTHEAST HUB COMPANY
                                INCOME STATEMENT
                                   (UNAUDITED)


                                                Three Months Ended
                                                  March 31, 1997
                                                -------------------

Revenues
  Wheeling Fees                                                -
  Other                                                     $(46)
                                                            ----

Total Revenues                                               (46)


Cost of Sales
  Gas Purchases                                                -
                                                            ----


Gross Margin                                                 (46)


General & Administrative
 Allocation                                                   23
                                                            ----


Net Income (Loss)                                           $(23)
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